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(m)(iii)(A)                                                Dated: March 15, 2000
                                                         Amended: March 13, 2001

                                     Form of
                                    EXHIBIT A
                                       to
                                FIFTH THIRD FUNDS

                          INVESTMENT B RULE 12b-1 PLAN

                               Investment B Shares


                  The Investment B Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Investment B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

                          Fifth Third Quality Bond Fund
                         Fifth Third Quality Growth Fund
                            Fifth Third Mid Cap Fund
                            Fifth Third Balanced Fund
                      Fifth Third International Equity Fund
                         Fifth Third Equity Income Fund
                            Fifth Third Pinnacle Fund
                           Fifth Third Technology Fund
                       Fifth Third Prime Money Market Fund
                        Fifth Third Bond Fund for Income
                   Fifth Third U.S. Government Securities Fund
                         Fifth Third Municipal Bond Fund
                       Fifth Third Ohio Tax Free Bond Fund
                         Fifth Third Multicap Value Fund
                         Fifth Third Microcap Value Fund


                   FIFTH THIRD FUNDS

                   By:
                      ---------------------------
                   Jeffrey Cusick, Vice President